The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(7)
 Registration File No. 333-258823
SUBJECT TO COMPLETION, DATED MAY 10, 2023
PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated August 5, 2022)
22,455,000 Shares
Hillman Solutions Corp.
Common Stock
The selling securityholder named in this prospectus supplement (the “Selling Securityholder”) is offering 22,455,000 shares of our common stock. We will not receive any proceeds from the sale of our common stock by the Selling Securityholder.
Our common stock is listed on the Nasdaq Stock Market (the “Nasdaq”) under the symbol “HLMN.” On May 9, 2023, the last sale price of our common stock as reported on the Nasdaq was $8.14 per share.
Investing in our common stock involves substantial risk. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 10 of the accompanying prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters have agreed to purchase shares of our common stock from the Selling Securityholder at a price of  $      per share, which will result in approximately $      of proceeds to the Selling Securityholder before expenses. The underwriters may offer the shares of common stock from time to time for sale in one or more transactions on Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. We have agreed to reimburse the underwriter for certain expenses in connection with this offering. See “Underwriting” beginning on page S-16.
The underwriters expect to deliver the shares against payment in New York, New York on or about      , 2023.
Jefferies
Prospectus supplement dated           , 2023

None of the Company, the Selling Securityholder nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. None of the Company, the Selling Securityholder nor the underwriters take any responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We, the Selling Securityholder and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is current only as of the date of the applicable document, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospectus may have changed since that date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to the “Company,” “Hillman,” “HLMN,” “we,” “us” and “our” refer to Hillman Solutions Corp. and its consolidated subsidiaries.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and certain other matters relating to us, our business and prospects. The second part, the accompanying prospectus, contains a description of our common stock and certain other information.
The information contained in this prospectus supplement may add, update or change information contained in the accompanying prospectus or in documents that we file or have filed with the SEC. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference filed before the date of this prospectus supplement, the information in this prospectus supplement will supersede such information.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus supplement, the accompanying prospectus and the financial data and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in our common stock.
Our Company
Hillman Solutions Corp. and its wholly-owned subsidiaries are one of the largest providers of hardware-related products and related merchandising services to retail markets in North America. Our principal business is operated through our wholly-owned subsidiary, Hillman Solutions Corp. and its wholly-owned subsidiaries, which had net sales of approximately $349.7 million in the first quarter of 2023. We sell our products to hardware stores, home centers, mass merchants, pet supply stores, and other retail outlets principally in the United States, Canada, Mexico, Latin America, and the Caribbean. Product lines include thousands of small parts such as fasteners and related hardware items; threaded rod and metal shapes; keys and accessories; builder’s hardware; personal protective equipment, such as gloves and eye-wear; and identification items, such as tags and letters, numbers, and signs. We support product sales with services that include design and installation of merchandising systems, maintenance of appropriate in- store inventory levels, and break-fix for our robotics kiosks.
In the first quarter of 2023, the Company realigned its Canada segment to include the Canada-based Protective Solutions and MinuteKey businesses, which are now operating under the Canada segment leadership team. Previously, the results of the Canada-based Protective Solutions business were reported in the Hardware and Protective Solutions segment and the Canada-based MinuteKey business was reported in the Robotics and Digital Solutions segment and operating under those respective segment leadership teams.
In November 2022, Hillman’s corporate headquarters moved from 10590 Hamilton Avenue, Cincinnati, Ohio to 1280 Kemper Meadow Drive, Forest Park, Ohio. We maintain a website at www.hillmangroup.com. Information contained or linked on our website is not incorporated by reference into this prospectus supplement and should not be considered a part of this prospectus supplement.

Net Sales by Customer (2022)

Home Depot U.S. 19%
Lowe's 22%
Ace Hardware* 12%
Walmart 7%
Home Depot Canada 5%
Tractor Supply 3%
True Value* 3%
Do It Best* 3%
Petsmart 1%
Canadian Tire 1%
All Other 24%

*Net sales include corporate as well as independent franchisees.

Our History
In 1964, Max Hillman established Hillman Bolt & Screw Corporation in Cincinnati, Ohio when he purchased a franchise operation from Sharon Bolt & Screw, a hardware fastener company. Max began distributing fasteners to independent hardware stores in southern Ohio and northern Kentucky, with a relentless commitment to service.
Max’s two sons, Mick Hillman and Rick Hillman, joined their father’s company in 1969, as Hillman’s customer base and distribution network continued to grow. In 1982, Hillman Bolt & Screw was purchased by Sun Distributors followed by Max’s retirement shortly thereafter. Mick and Rick took over the day-to-day operations of the business in 1984.
During the early 1990s, Hillman developed its National Field Service Group, which today includes 1,100 field service and sales representatives, to manage the complex assortment of Hillman products on its customers’ shelves. Over the next three decades Hillman continued to win new business, expanding from traditional hardware stores to big box and home improvement retailers, and into adjacent product categories through multiple strategic acquisitions.
During the 2000s, Hillman was purchased three separate times by private equity firms (2001, 2004 and 2010). During 2012 and 2013, Rick and Mick Hillman retired, respectively, after more than 40 years of actively managing the Company. Thereafter in 2014, CCMP Capital Advisors acquired the majority interest in Hillman.
In 2021, Hillman became a publicly traded company, listing its shares on the Nasdaq under the ticker symbol “HLMN” by virtue of a merger with Landcadia Holdings III, Inc., a Delaware corporation (“Landcadia”) and special purpose acquisition company (the “Business Combination”).
Landcadia was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and completed its initial public offering in October 2020. Prior to the Business Combination, Landcadia, the Company’s predecessor, was a “shell company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because it had no operations and nominal assets consisting almost entirely of cash. On July 14, 2021, Landcadia consummated the Business Combination pursuant to the terms of the merger agreement by and among Landcadia, Helios Sun Merger Sub, Inc., a wholly-owned subsidiary of Landcadia (“Merger Sub”), HMAN Group Holdings Inc., a Delaware corporation (“Hillman Holdco”), and CCMP Sellers’ Representative, LLC, a Delaware limited liability company in its capacity as the stockholder representative thereunder (the “Merger Agreement”), including the merger of Merger Sub with and into Hillman Holdco, with Hillman Holdco continuing as the surviving corporation and as a wholly-owned subsidiary of Hillman, in accordance with the terms of the Merger Agreement. In connection with the Closing, Landcadia changed its name to “Hillman Solutions Corp.” and each outstanding share of Class A common stock, including any shares of Class B common stock that were converted into shares of Class A common stock, were redesignated as common stock. We continued the listing of our common stock and public warrants on the Nasdaq under the symbols “HLMN” and “HLMNW”, respectively. On November 22, 2021, we announced the redemption of the warrants included in this Registration Statement. As a result of the ensuing exercises of the warrants and the redemption of the remaining warrants, the Company had no warrants outstanding as of December 22, 2021. On May 5, 2023, 194,620,190 shares of common stock were outstanding. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions. Prior to the Closing, our Class A common stock, public warrants and units were listed on the Nasdaq under the symbols “LCY”, “LCYAW” and “LCYAU”, respectively. The rights of holders of our common stock are governed by our third amended and restated certificate of incorporation, our amended and restated bylaws and the Delaware General Corporation Law (the “DGCL”). See the section entitled “Selling Securityholder.”
Hillman’s legacy of service has remained unchanged throughout our history, and we continue to take care of our customers first.

Corporate Information
Our principal executive offices are located at 1280 Kemper Meadow Drive, Forest Park, OH 45240. Our telephone number is (513) 851-4900, and our website address is www.hillmangroup.com. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus, and you should not rely on any such information in making the decision whether to purchase our common stock.

THE OFFERING
Common stock offered by the Selling Securityholder
22,455,000 shares
Use of proceeds
We will not receive any proceeds from the sale of the common stock to be offered by the Selling Securityholder.
Lock-up agreements
In connection with this offering, our officers, directors and the Selling Securityholder have agreed to certain customary restrictions on transfer for a period of 30 days from the date of this prospectus supplement. See “Underwriting.”
Risk factors
You should read carefully the information set forth under “Risk Factors” herein, in the accompanying prospectus and in our reports filed with the SEC incorporated by reference herein for a discussion of factors that you should consider before deciding to invest in our common stock.
Nasdaq trading symbol
“HLMN”

RISK FACTORS
An investment in our common stock involves various risks. You should carefully consider the following risks and all of the other information contained in this prospectus supplement and the accompanying prospectus before investing in our common stock. In addition, you should read and consider the risk factors associated with our business included in the documents incorporated by reference in this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023. See “Where You Can Find More Information.” The risks described below and incorporated herein by reference are those which we believe are the material risks that we face. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment in our common stock.
Risks Related to Our Common Stock and this Offering
Our stock price could be extremely volatile and, as a result, you may not be able to resell your shares at or above the price you paid for them.
Since January 1, 2022, the price of our common stock, as reported on the Nasdaq, has ranged from a low of $6.59 on October 21, 2022 to a high of  $12.45 on June 6, 2022. In addition, the stock market in general has been highly volatile. As a result, the market price of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease, which could be substantial, in the value of their stock, including decreases unrelated to our operating performance or prospects, and could lose part or all of their investment. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including those described elsewhere herein and others such as:
▪
variations in our operating performance and the performance of our competitors;

▪
actual or anticipated fluctuations in our quarterly or annual operating results;

▪
publication of research reports by securities analysts about us, our competitors or our industry;

▪
our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

▪
additions or departures of key personnel;

▪
strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;

▪
the passage of legislation or other regulatory developments affecting us or our industry;

▪
changes in legislation, regulation and government policy as a result of U.S. congressional elections;

▪
speculation in the press or investment community;

▪
changes in accounting principles;

▪
terrorist acts, acts of war or periods of widespread civil unrest;

▪
natural disasters and other calamities, including pandemics; and

▪
changes in general market and economic conditions.

In addition, broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance, and factors beyond our control may cause our stock price to decline rapidly and unexpectedly. We are exposed to the impact of any global or domestic economic disruption.
In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.
Your percentage ownership in us may be diluted by future issuances of capital stock, which could reduce your influence over matters on which stockholders vote.
Our board of directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares issuable upon exercise of options, or shares of our authorized but unissued preferred stock, subject to the applicable rules of the Nasdaq. Issuances of common stock or voting preferred stock would reduce your influence over matters on which our stockholders vote and, in the case of issuances of preferred stock, would likely result in your interest in us being subject to the prior rights of holders of that preferred stock.
There may be sales of a substantial amount of our common stock after this offering by our current stockholders, and these sales could cause the price of our common stock to fall.
As of May 5, 2023, there were 194,620,190 shares of our common stock outstanding. Of our issued and outstanding shares, all of the common stock sold in our initial public offering or in this offering will be freely transferable, except for any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Sales of substantial amounts of our common stock in the public market after this offering, or the perception that such sales will occur, could adversely affect the market price of our common stock and make it difficult for us to raise funds through securities offerings in the future.
In connection with this offering, each of our officers and directors and each of the funds affiliated with the Selling Securityholder have entered into a lock-up agreement with the underwriters, which regulates their sales of our common stock for a period of 30 days after the date of this prospectus supplement, subject to certain exceptions.
In addition, we have registered shares of our common stock that are reserved for issuance under the Hillman Solutions Corp. 2021 Equity Incentive Plan, the Hillman Solutions Corp. 2021 Employee Stock Purchase Plan and the HMAN Group Holdings Inc. 2014 Equity Incentive Plan.
Provisions in our charter documents and Delaware law may deter takeover efforts that may be beneficial to stockholder value.
Provisions in our certificate of incorporation and bylaws and Delaware law could make it harder for a third party to acquire us, even if doing so might be beneficial to our stockholders. These provisions include a classified board of directors and the ability of our board of directors to issue preferred stock without stockholder approval that could be used to dilute a potential hostile acquiror. Our certificate of incorporation imposes some restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock other than investment funds affiliated with CCMP. As a result, you may lose your ability to sell your stock for a price in excess of the prevailing market price due to these protective measures, and efforts by stockholders to change the direction or management of the company may be unsuccessful.
Our certificate of incorporation designates courts in the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
Our certificate of incorporation provides that, subject to limited exceptions, the Court of Chancery of the State of Delaware (the “Court of Chancery”) is the sole and exclusive forum for:
▪
any derivative action or proceeding brought on our behalf;

▪
any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders;

▪
any action asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware, our certificate of incorporation or our bylaws; or

▪
any other action asserting a claim against us that is governed by the internal affairs doctrine (each, a “Covered Proceeding”).

In addition, our certificate of incorporation provides that if any action the subject matter of which is a Covered Proceeding is filed in a court other than the specified Delaware courts (each, a “Foreign Action”), the claiming party will be deemed to have consented to (i) the personal jurisdiction of the specified Delaware courts in connection with any action brought in any such courts to enforce the exclusive forum provision described above (an “FSC Enforcement Action”) and (ii) having service of process made upon such claiming party in any such FSC Enforcement Action by service upon such claiming party’s counsel in the Foreign Action as agent for such claiming party.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to these provisions.
These provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.
Our certificate of incorporation contains a provision renouncing our interest and expectancy in certain corporate opportunities, which could adversely impact our business.
Investment funds affiliated with CCMP Capital Advisors, LP (“CCMP”) and the members of our board of directors who are affiliated with CCMP, by the terms of our certificate of incorporation, are not required to offer us any corporate opportunity of which they become aware and can take any such corporate opportunity for themselves or offer it to other companies in which they have an investment. We, by the terms of our certificate of incorporation, expressly renounce any interest or expectancy in any such corporate opportunity to the extent permitted under applicable law, even if the opportunity is one that we or our subsidiaries might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so. Our certificate of incorporation may not be amended to eliminate our renunciation of any such corporate opportunity arising prior to the date of any such amendment.
CCMP is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. These potential conflicts of interest could have a material adverse effect on our business, financial condition, results of operations or prospects if CCMP allocates attractive corporate opportunities to themselves or their affiliates instead of to us.
We may not pay dividends on our common stock and, consequently, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.
We have not paid any cash dividends on our common stock to date. Our board of directors may decide to retain future earnings, if any, for future operations, expansion and debt repayment and may not pay any special or regular dividends for the foreseeable future. Any decision to declare and pay special or regular dividends will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur, including our credit facilities and outstanding notes. As a result, you may not receive any return on an investment in our common stock unless you sell your common stock for a price greater than that which you paid for it.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain certain forward-looking statements, including, but not limited to, certain disclosures related to acquisitions, refinancing, capital expenditures, resolution of pending litigation, and realization of deferred tax assets, which are not historical facts and are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward- looking statements.
All forward-looking statements are made in good faith by the Company and are intended to qualify for the safe harbor from liability established by Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. You should not rely on these forward- looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “target,” “goal,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect operations, financial condition and cash flows including spending on home renovation or construction projects, inflation, recessions, instability in the financial markets or credit markets; (2) increased supply chain costs, including raw materials, sourcing, transportation and energy; (3) the highly competitive nature of the markets that we serve; (4) the ability to continue to innovate with new products and services; (5) seasonality; (6) large customer concentration; (7) the ability to recruit and retain qualified employees; (8) the outcome of any legal proceedings that may be instituted against the Company; (9) adverse changes in currency exchange rates; (10) the impact of COVID-19 on the Company’s business; or (11) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that are included in the Company’s filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward looking statements.
Except as required by applicable law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this communication to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

USE OF PROCEEDS
All of the common stock offered by the Selling Securityholder pursuant to this prospectus will be sold by the Selling Securityholder. We will not receive any of the proceeds from these sales.
The Selling Securityholder will pay certain expenses incurred by the Selling Securityholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholder in disposing of the securities, except as otherwise provided in the Registration Rights Agreement. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firms.

DIVIDEND POLICY
We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the board of directors at such time.

SELLING SECURITYHOLDER
The following table and footnotes set forth information with respect to the beneficial ownership of our common stock as of May 5, 2023 by the Selling Securityholder.
The percentage of beneficial ownership information shown in the table below is based upon 194,620,190 shares of common stock outstanding as of May 5, 2023. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the shares. Except as indicated in the footnotes to this table, we believe that the Selling Securityholder identified in the table below possesses sole voting and investment power over all shares shown as beneficially owned by it.
SELLING SHAREHOLDER	SHARE OF COMMON STOCK BENEFICIALLY OWNED PRIOR TO OFFERING		SHARES OF COMMON STOCK OFFERED	SHARES OF COMMON STOCK BENEFICIALLY OWNED AFTER THE OFFERED SHARES ARE SOLD
Name	Number	Percentage		Number	Percentage
CCMP Capital Investors III, L.P. and related investment funds(1)	22,455,000	11.5%	22,455,000	—	—%

(1)
Includes 16,263,437 shares held by CCMP Capital Investors III, L.P. (“CCMP III”), 975,677 shares held by CCMP Capital Investors III (Employee), L.P. (“CCMP III Employee”) and 5,215,886 shares held by CCMP Co-Invest III A, L.P. (“CCMP Co-Invest”, and collectively with CCMP III and CCMP III Employee, the “CCMP Investors”). The general partner of each of CCMP III and CCMP III Employee is CCMP Capital Associates III, L.P. (“CCMP Capital Associates”). The general partner of CCMP Co-Invest is CCMP Co-Invest III A GP, LLC (“CCMP Co-Invest GP”). The general partner of CCMP Capital Associates is CCMP Capital Associates III GP, LLC (“CCMP Capital Associates GP”). CCMP Capital Associates GP is wholly owned by CCMP Capital, LP. CCMP Capital, LP, is also the sole member of CCMP Co-Invest GP. The general partner of CCMP Capital, LP is CCMP Capital GP, LLC (“CCMP Capital GP”). CCMP Capital GP ultimately exercises voting and investment power over the shares held by the CCMP Investors. As a result, CCMP Capital GP may be deemed to share beneficial ownership with respect to the shares held by the CCMP Investors. The investment committee of CCMP Capital GP includes Joe Scharfenberger and Rich Zannino, each of whom serves as a director of the Company. Each of the CCMP entities has an address of c/o CCMP Capital Advisors, LP, 1 Rockefeller Plaza, 16th Floor, New York, New York 10020. Following the consummation of this offering, none of the foregoing entities will beneficially own any shares of our common stock.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK
The following is a summary of the material U.S. federal income and estate tax considerations relating to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (defined below). This summary does not purport to be a complete analysis of all the potential tax considerations relevant to Non-U.S. Holders. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change at any time, possibly on a retroactive basis.
This summary assumes that shares of our common stock are held as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. This summary does not purport to deal with all aspects of U.S. federal income and estate taxation that might be relevant to particular Non-U.S. Holders in light of their particular investment circumstances or status, nor does it address specific tax considerations that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, taxpayers subject to special tax accounting rules under Section 451(b) of the Internal Revenue Code, insurance companies, partnerships or other pass-through entities, certain U.S. expatriates, tax-exempt organizations, pension plans, “controlled foreign corporations”, “passive foreign investment companies”, corporations that accumulate earnings to avoid U.S. federal income tax, or persons in special situations, such as those who have elected to mark securities to market or those who hold common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment). In addition, except as explicitly addressed herein with respect to estate tax, this summary does not address estate and gift tax considerations, the Medicare contribution tax on net investment income, the alternative minimum tax, or considerations under the tax laws of any state, local or non-U.S. jurisdiction.
For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of common stock that for U.S. federal income tax purposes is not classified as a partnership and that, for U.S. federal income tax purposes, is not:
▪
an individual who is a citizen or resident of the United States;

▪
a corporation or any other organization taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

▪
an estate, the income of which is included in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust if  (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of persons treated as its partners for U.S. federal income tax purposes will generally depend upon the status of the partner and the activities of the partnership. Partnerships and other entities or arrangements that are classified as partnerships for U.S. federal income tax purposes and persons holding our common stock through a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes are urged to consult their own tax advisors.
There can be no assurance that the Internal Revenue Service (“IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain a ruling from the IRS with respect to the U.S. federal income or estate tax consequences to a Non-U.S. Holder of the purchase, ownership or disposition of our common stock.
THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO BE TAX ADVICE. NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME AND ESTATE TAXATION, STATE, LOCAL AND NON-U.S. TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Distributions on Our Common Stock
As discussed under “Dividend Policy” above, we do not currently intend to pay regular dividends on our common stock. However, we expect to reevaluate our dividend policy on a regular basis following this offering and may, subject to compliance with the covenants contained in our senior secured credit facilities and other considerations, determine to pay dividends in the future. In the event that we make a distribution of cash or property with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will constitute a return of capital and will first reduce the holder’s adjusted tax basis in our common stock, but not below zero. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “— Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock.” Any such distribution would also be subject to the discussions below under the sections titled “— Additional Withholding and Reporting Requirements” and “— Backup Withholding and Information Reporting.”
Dividends paid to a Non-U.S. Holder generally will be subject to a 30% U.S. federal withholding tax unless such Non-U.S. Holder provides us or the applicable withholding agent, as the case may be, with the appropriate IRS Form W-8, such as:
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IRS Form W-8BEN or IRS Form W-8BEN-E (or successor forms) certifying, under penalties of perjury, a reduction in, or exemption from, withholding under an applicable income tax treaty, or

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IRS Form W-8ECI (or successor form) certifying, under penalties of perjury, that a dividend paid on common stock is not subject to withholding tax because it is effectively connected with a trade or business in the United States of the Non-U.S. Holder (in which case such dividend generally will be subject to regular U.S. tax rates as described below).

The certification requirement described above must be provided to us or the applicable withholding agent prior to the payment of dividends and may be required to be updated periodically. The certification also may require a Non-U.S. Holder that provides an IRS form or that claims treaty benefits to provide its U.S. taxpayer identification number. Special certification and other requirements apply in the case of certain Non-U.S. Holders that hold shares of our common stock through intermediaries or are pass-through entities for U.S. federal income tax purposes.
Each Non-U.S. Holder is urged to consult its own tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.
If dividends are effectively connected with a trade or business in the United States of a Non-U.S. Holder (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment), the Non-U.S. Holder, although exempt from the withholding tax described above (provided that the certification requirements described above are satisfied), generally will be subject to U.S. federal income tax on such dividends on a net income basis in the same manner as if it were a United States person, as defined under the Internal Revenue Code. In addition, if a Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the Non-U.S. Holder may be subject to an additional “branch profits tax” equal to 30% (unless reduced by an applicable income treaty) of its earnings and profits in respect of such effectively connected dividend income.
Non-U.S. Holders that do not timely provide us or the applicable withholding agent with the required certification, but which are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, may obtain a refund or credit of any excess amount withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock
Subject to the discussions below under the sections titled “— Additional Withholding and Reporting Requirements” and “— Backup Withholding and Information Reporting”, in general, a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock unless (i) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, (ii) we are or have been a “United States real property holding corporation”, as defined in the Internal Revenue Code (a “USRPHC”), at any time within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder’s holding period in the shares of our common stock, and certain other requirements are met, or (iii) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition. If the third exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain on a net income basis in the same manner as if it were a resident of the United States and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to any earnings and profits attributable to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).
Generally, a corporation is a USRPHC if the fair market value of its United States real property interests (as defined in the Internal Revenue Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance in this regard, we believe that we are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we are or were to become a USRPHC, a Non-U.S. Holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of our common stock by reason of our status as USRPHC so long as our common stock is “regularly traded” (as defined by applicable Treasury regulations) on an established securities market at any time during the calendar year in which the disposition occurs and such Non-U.S. Holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our common stock at any time during the shorter of the five-year period ending on the date of disposition and the Non-U.S. Holder’s holding period.
However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.
Additional Withholding and Reporting Requirements
Sections 1471 through 1474 of the Internal Revenue Code and the related Treasury regulations, together with other U.S. Treasury and IRS guidance issued thereunder and intergovernmental agreements, legislation, rules and other official guidance adopted pursuant to such intergovernmental agreements (collectively, “FATCA”) generally impose U.S. federal withholding at a rate of 30% on payments of dividends on our common stock on certain non-U.S. entities (including certain intermediaries) unless such persons establish that they are compliant with or exempt from FATCA. This regime requires, among other things, a broad class of persons to enter into agreements with the IRS to obtain, disclose and report information about their investors and account holders. An intergovernmental agreement between the U.S. and an applicable foreign country may, however, modify these requirements.
Under the applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on shares of our common stock to such applicable non-U.S. entities that fail to establish they are compliant with or exempt from FATCA. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019 by such applicable non-U.S. entities, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds from the sale or other disposition of stock entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued.
Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our common stock, and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

Backup Withholding and Information Reporting
In general, information reporting will apply to distributions on our common stock paid to a Non-U.S. Holder and the tax withheld, if any, with respect to the distributions, regardless of whether such distributions constitute dividends. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Internal Revenue Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends on our common stock. Dividends paid to Non-U.S. Holders subject to the U.S. withholding tax, as described above under the section titled “— Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.
Information reporting and, depending on the circumstances, backup withholding will generally apply to the proceeds of a disposition of our common stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a U.S. broker or a foreign broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Prospective investors should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or in which the Non-U.S. Holder is incorporated, under the provisions of a specific treaty or agreement.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder may be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.
Federal Estate Tax
Shares of our common stock that are owned (or treated as owned) by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in such individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate or other tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

UNDERWRITING
Jefferies LLC is acting as the underwriter in connection with this offering. Subject to the terms and conditions set forth in the underwriting agreement, dated the date of this prospectus supplement, between us, the Selling Securityholder and the underwriter, the underwriter has agreed to purchase 22,455,000 shares of common stock from the Selling Securityholder at a price of  $      per share, which will result in $      of proceeds to the Selling Securityholder before expenses. The term “underwriter” or “underwriters” herein shall mean either singular or plural as the context requires.
The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officer’s certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriter will purchase all of the shares of common stock if any of them are purchased. If the underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriter may be increased or the underwriting agreement may be terminated. We and the Selling Securityholder have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.
The underwriter has advised us that, following the completion of this offering, it currently intends to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriter is offering the shares of common stock subject to its acceptance of the shares of common stock from the Selling Securityholder and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The underwriter has advised us that it proposes to offer the shares of common stock to the public and to certain dealers, which may include the underwriter, at that price less a concession not in excess of  $ per share of common stock. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the underwriter. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.
The underwriter may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers. The underwriter may offer the shares of common stock for sale from time to time in one or more transactions on the Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriter and subject to its right to reject any order in whole or in part. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom it may act as agent or to whom it may sell as principals. The difference between the price at which the underwriter purchases shares of common stock and the price at which the underwriter resells such shares of common stock may be deemed underwriting compensation.
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions payable by the Selling Securityholder, will be approximately $         . We have agreed to reimburse the underwriter for certain of its expenses relating to the offering in an amount up to $25,000.
Listing
Our common stock is listed on the Nasdaq under the trading symbol “HLMN”.

No Sales of Similar Securities
We, our officers, directors and holders of all or substantially all our outstanding capital stock and other securities have agreed, subject to specified exceptions, not to directly or indirectly:
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sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially, or

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publicly announce an intention to do any of the foregoing for a period of 30 days after the date of this prospectus without the prior written consent of Jefferies LLC.

This restriction terminates after the close of trading of the common stock on and including the 30th day after the date of this prospectus.
Jefferies LLC may, in its sole discretion and at any time or from time to time before the termination of the 30-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriter and any of our stockholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.
Stabilization
The underwriter has advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.
“Covered” short sales are sales made in an amount not greater than the number of shares of our common stock the underwriter is required to purchase in this offering. The underwriter may close out any covered short position by purchasing shares of our common stock in the open market.
“Naked” short sales are sales in excess of the number of shares of our common stock the underwriter is required to purchase in this offering. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriter for the purpose of fixing or maintaining the price of the common stock.
Neither we, the Selling Securityholder nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
The underwriter may also engage in passive market making transactions in our common stock on the Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.
Electronic Distribution
A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s web sites and any information contained in any other web site maintained by the underwriter is not part of this prospectus, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.
Other Activities and Relationships
The underwriter and certain of its affiliates is a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which it received or will receive customary fees and expenses. Jefferies LLC, an affiliate of Jefferies Financial Group Inc., who was a sponsor for Landcadia III Holdings, Inc. (“Landcadia”), was an underwriter for Landcadia’s initial public offering. Jefferies Finance LLC, an affiliate of Jefferies LLC, is also a lender under our term loan and ABL revolving credit facilities, and the administrative agent under our term loan. Additionally, Jefferies Financial Group Inc. and/or its affiliates are currently the beneficial owners of approximately 5.1% of our common stock outstanding as of May 8, 2023. We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.
In the ordinary course of its various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriter or its respective affiliates has a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriter and certain of its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Disclaimers About Non-U.S. Jurisdictions
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) or accompanying prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Member State”), no offer of common stock may be made to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time:
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to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

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to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters; or

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in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of common stock shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriter and us that it is a “qualified investor” as defined in the Prospectus Regulation.
In the case of any common stock being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any common stock to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer of common stock to the public” in relation to any common stock in any Member State means the communication in any form and by means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase common stock, the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
Notice to Prospective Investors in France
This prospectus supplement (including any amendment, supplement or replacement thereto) or accompanying prospectus is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).
This prospectus supplement has not been and will not be submitted to the French Autorité des marchés financiers, or the AMF, for approval in France and accordingly may not and will not be distributed to the public in France.
Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:
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the transaction does not require a prospectus to be submitted for approval to the AMF;

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persons or entities referred to in Point 2°, Section II of Article L.411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

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the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus supplement or accompanying prospectus is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus supplement. This prospectus supplement has been distributed on the understanding that such recipients will only participate in the issue or sale of our common stock for their own account and undertake not to transfer, directly or indirectly, our common stock to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.
Notice to Prospective Investors in Hong Kong
No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.
This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.
Notice to Prospective Investors in Japan
The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (FIEL), and the underwriter will not offer or sell any common stock, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
The underwriter has acknowledged that this prospectus has not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (as modified and amended from time to time, the “SFA”). Accordingly, the underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:
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to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA;

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to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

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otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
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a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

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a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except:

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to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

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where no consideration is or will be given for the transfer;

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where the transfer is by operation of law;

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as specified in Section 276(7) of the SFA; or

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as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in the United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
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to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

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to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

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in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or the FSMA; provided that no such offer of the shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

LEGAL MATTERS
The validity of the issuance of the shares of common stock to be sold in this offering will be passed upon for us by Ropes & Gray LLP. Certain legal matters in connection with this offering will be passed upon for the underwriter by Latham & Watkins LLP.
EXPERTS
The consolidated financial statements of Hillman Solutions Corp. as of and for the fiscal year ended December 31, 2022, incorporated by reference in this prospectus supplement, and the effectiveness of Hillman Solution Corp.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of Hillman Solutions Corp. as of and for the fiscal year ended December 25, 2021, and for each of the years in the two-year period ended December 25, 2021 have been incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
CHANGE IN AUDITOR
On July 29, 2021, the Audit Committee of the Board approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 25, 2021 and dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm.
The reports of Marcum on Landcadia’s financial statements as of and for the fiscal year ended December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During Landcadia’s fiscal year ended December 31, 2020 and during the subsequent interim period through July 29, 2021 (the date of dismissal of Marcum), there were no disagreements between Landcadia or the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
During Landcadia’s fiscal year ending December 31, 2020 and during the subsequent interim period through July 29, 2021 (the date of dismissal of Marcum), there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act) other than the material weakness in internal controls identified by management related to evaluating complex accounting issues, issued in connection with Landcadia’s initial public offering, which resulted in the restatement of Landcadia’s financial statements as set forth in Landcadia’s Form 10-K/A for the year ended December 31, 2020, as filed with the SEC on May 3, 2021.
The Company has provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter dated July 29, 2021 is filed as Exhibit 16.1 to the registration statement on Form S-1, as filed with the SEC on August 24, 2021.
On March 23, 2022, the Audit Committee of the Board approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2022 and dismissed KPMG as the Company’s independent registered public accounting firm.
The audit reports of KPMG on the Company’s financial statements as of and for the fiscal years ended December 25, 2021 and December 26, 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 25, 2021 and December 26, 2020 and during the subsequent interim period through March 23, 2022 there were no (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement, or (2) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness in the Company’s internal control over financial reporting as disclosed in the Company’s annual report on Form 10-K for the year ended December 26, 2020 related to design and maintenance of effective controls over the completeness and accuracy of the accounting for, and disclosure of, the valuation allowance against deferred tax assets. In response to the material weakness, management implemented changes to its internal control over financial reporting to remediate the control deficiencies that gave rise to the material weakness. Those changes included the engagement of third party consultants to assist with technical tax accounting research and application of guidance, the addition of a committee to review technical accounting issues and ensure the Company has the appropriate subject matter experts engaged, and hiring additional personnel in our tax department. The Company has tested the newly implemented controls and found them to be effective, and therefore have concluded that as of December 25, 2021, the previously identified material weakness has been remediated.
During the Company’s fiscal years ended December 25, 2021 and December 26, 2020 and during the subsequent interim period through March 23, 2022, neither the Company, nor anyone on behalf of the Company, consulted with Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company and its subsidiaries, and no written report or oral advice was provided by Deloitte to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
A copy of KPMG’s consent dated August 2, 2022, with respect to the use of KPMG’s report dated March 16, 2022, with respect to the consolidated financial statements and financial statement schedule II — Valuation Accounts of Hillman Solutions Corp., is filed as Exhibit 23.1 to the registration statement on Form S-3 (as converted by post-effective amendment), as filed with the SEC on August 2, 2022 and effective as of August 4, 2022.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 pursuant to a post-effective amendment No. 2 to Form S-1 under the Securities Act with respect to the shares of our common stock being offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of our common stock, reference is made to the registration statement (including any post-effective amendments thereto) and its exhibits. Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document are not necessarily complete. We are required to file annual, quarterly and current reports, proxy statements, and other information with the SEC. Such materials may be accessed electronically by means of the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement, until the termination of this offering. We hereby incorporate by reference the following documents:
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our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023;

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the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 19, 2023, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022;

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our Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 9, 2023;

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Item 1.01 of our Current Report on Form 8-K filed with the SEC on March 3, 2022; and

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the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 25, 2021, as filed with the SEC on March 16, 2022, and any amendment or report filed with the SEC for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Hillman Solutions Corp.
1280 Kemper Meadow Drive
Forest Park, OH 45240
(513) 851-4900
Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.hillmangroup.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS
HILLMAN SOLUTIONS CORP.
SECONDARY OFFERING OF
101,257,319 SHARES OF COMMON STOCK
This prospectus relates to the offer and resale, from time to time, by the selling securityholders named in this prospectus (the “Selling Securityholders”), or any of their permitted transferees, of up to 101,257,319 shares of our common stock, par value $0.0001 per share (“common stock”). This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.
We are registering the offer and sale of these shares to satisfy certain registration rights we have granted. We will not receive any proceeds from the sale of shares of common stock by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.
Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the securities. The Selling Securityholders and any of their permitted transferees may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell the securities under this prospectus, is provided under “Selling Securityholders” and “Plan of Distribution” in this prospectus.
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our common stock is listed on The Nasdaq Stock Market LLC under the symbol “HLMN”. On August 4, 2022, the closing price of our common stock was $9.26 per share.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 10 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders and their permitted transferees may, from time to time, offer and sell up to an aggregate of 101,257,319 shares of our common stock, through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common stock being offered and the terms of the offering.
To the extent necessary, each time that the selling securityholders offer and sell securities, we or the selling securityholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, neither we nor the Selling Securityholders guarantee the accuracy or completeness of this information and neither we nor the Selling Securityholders have independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
For investors outside the U.S., neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the U.S. Persons outside the U.S. who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the U.S.

Unless expressly indicated or the context requires otherwise, the terms “Hillman,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus mean Hillman Solutions Corp. and its wholly-owned subsidiaries, which was a special purpose acquisition company called “Landcadia Holdings III, Inc.” prior to the closing of the Business Combination (as defined herein) on July 14, 2021. References in this prospectus to the “Business Combination” refer to the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 24, 2021 (as amended), which transactions were consummated on July 14, 2021.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and the documents incorporated by reference herein, contain forward-looking statements that involve risks and uncertainties and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” “project,” “intend,” or the negative of such terms or other similar expressions.
These forward-looking statements are not historical facts, but rather are based on our current expectations, assumptions, and projections about future events. Although we believe that the expectations, assumptions, and projections on which these forward-looking statements are based are reasonable, they nonetheless could prove to be inaccurate, and as a result, the forward-looking statements based on those expectations, assumptions, and projections also could be inaccurate. Forward-looking statements are not guarantees of future performance. Instead, forward-looking statements are subject to known and unknown risks, uncertainties, and assumptions that may cause our strategy, planning, actual results, levels of activity, performance, or achievements to be materially different from any strategy, planning, future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Actual results could differ materially from those currently anticipated as a result of a number of factors, including the risks and uncertainties discussed under the caption “Risk Factors” set forth in this prospectus. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements.
All forward-looking statements attributable to the Company or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this prospectus; they should not be regarded as a representation by the Company or any other individual. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in this prospectus might not occur or might be materially different from those discussed.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement, including exhibits, under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the common stock offered by this prospectus. This prospectus and any applicable prospectus supplement are part of the registration statement, but do not contain all of the information included in the registration statement or the exhibits. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. Our SEC filings, including the registration statement, are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.
We also maintain an internet website at www.hillmangroup.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our quarterly reports on Form 10-Q, annual reports on Form 10-K, current reports on Form 8-K, and all amendments to those reports. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 25, 2021, filed with the SEC on March 16, 2022 (including the information incorporated by reference therein from the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 20, 2022) (our “Annual Report”);

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our Quarterly Report on Form 10-Q for the quarters ended March 26, 2022, and June 25, 2022, filed with the SEC on May 3, 2022 and August 3, 2022, respectively;

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our Current Reports on Form 8-K filed with the SEC on December 30, 2021, February 22, 2022, March 2, 2022, March 29, 2022, April 12, 2022, April 18, 2022, May 3, 2022, June 16, 2022 and August 3, 2022 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

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the description of our common stock set forth in Exhibit 4.1 of our Annual Report, together with any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Hillman Solutions Corp.
Attn: Corporate Secretary
10590 Hamilton Avenue
Cincinnati, Ohio 45231
(513) 851-4900
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in the section of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference.”
The Company
Hillman is one of the largest providers of hardware related products and related merchandising services to retail markets in North America. Our principal business is operated through our wholly-owned subsidiary, The Hillman Group, Inc. and its wholly-owned subsidiaries (collectively, “Hillman Group”), which had net sales of approximately $1,426.0 million in 2021. Hillman Group sells its products to hardware stores, home centers, mass merchants, pet supply stores, and other retail outlets principally in the United States, Canada, Mexico, Latin America, and the Caribbean. Product lines include thousands of small parts such as fasteners and related hardware items; threaded rod and metal shapes; keys, key duplication systems, and accessories; builder’s hardware; personal protective equipment, such as gloves and eye-wear; and identification items, such as tags and letters, numbers, and signs. We support product sales with services that include design and installation of merchandising systems, maintenance of appropriate in-store inventory levels, and break-fix for our robotics kiosks.
Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “HLMN”.
Background
The Company was originally named Landcadia Holdings III, Inc., a Delaware corporation (“Landcadia” and, after the Business Combination, “New Hillman”), and was established as a special purpose acquisition company, which completed its initial public offering in October 2020. Landcadia was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and, prior to the Business Combination, the Company was a “shell company” as defined under the Exchange Act, because it had no operations and nominal assets consisting almost entirely of cash.
On July 14, 2021 (the “Closing Date”), privately held HMAN Group Holdings Inc. (“Old Hillman”) and Landcadia consummated the previously announced business combination (the “Closing”) pursuant to the terms of the Agreement and Plan of Merger, dated as of January 24, 2021 (as amended on March 12, 2021, the “Merger Agreement”), by and among Landcadia, Helios Sun Merger Sub, a wholly-owned subsidiary of Landcadia (“Merger Sub”), HMAN Group Holdings Inc., a Delaware corporation (“Hillman Holdco”), and CCMP Sellers’ Representative, LLC, a Delaware limited liability company in its capacity as the Stockholder Representative thereunder (the “Stockholder Representative”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Hillman Holdco, with Hillman Holdco surviving the merger as a wholly owned subsidiary of New Hillman, which was renamed “Hillman Solutions Corp.” (the “Merger” and together with the other transactions contemplated by the Merger Agreement, the “Business Combination”).
Corporate Information
Our principal executive offices are located at 10590 Hamilton Avenue, Cincinnati, Ohio 45231. Our telephone number is (513) 851-4900, and our website address is www.hillmangroup.com. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

The Offering
Shares of common stock offered by the Selling Securityholders
Up to 101,257,319 shares of common stock
Use of proceeds
We will not receive any proceeds from the sale of shares of common stock by the Selling Securityholders.
Risk factors
See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our common stock.
Nasdaq symbol
“HLMN” for the common stock

RISK FACTOR SUMMARY
An investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information contained in or incorporated by reference into this prospectus, including our consolidated financial statements and related notes, before deciding to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business, financial condition, or results of operations.
Some of the risks related to Hillman’s business and industry are summarized below. You should consider carefully the following discussion of risks, as well as the discussion of risks included in this prospectus and any applicable prospectus supplement, before you decide that an investment in the securities is appropriate for you.
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Unfavorable economic conditions may adversely affect our business, results of operations, financial condition, and cash flows.

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The COVID-19 pandemic has had a material impact on our business and could have a further material adverse effect on our business, financial condition and results of operations.

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We operate in a highly competitive industry, which may have a material adverse effect on our business, financial condition, and results of operations.

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To compete successfully, we must develop and commercialize a continuing stream of innovative new products that create consumer demand.

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Our business may be adversely affected by seasonality.

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Because our business is working capital intensive, we rely on our ability to manage our product purchasing and customer credit policies.

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We are subject to inventory management risks; insufficient inventory may result in increased costs, lost sales, and lost customers, while excess inventory may increase our costs.

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We have substantial fixed costs and, as a result, our operating income is sensitive to changes in our net sales.

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Large customer concentration and the inability to penetrate new channels of distribution could adversely affect our business.

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Successful sales and marketing efforts depend on our ability to recruit and retain qualified employees.

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Increases in labor costs, potential labor disputes and work stoppages or an inability to hire skilled distribution, sales and other personnel could adversely affect our business.

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We are exposed to adverse changes in currency exchange rates.

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Our results of operations could be negatively impacted by inflation or deflation in the cost of raw materials, freight, and energy.

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We are subject to the risks of doing business internationally.

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Our business is subject to risks associated with sourcing product from overseas.

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Acquisitions have formed a significant part of our growth strategy in the past and may continue to do so. If we are unable to identify suitable acquisition candidates, successfully integrate an acquired business, or obtain financing needed to complete an acquisition, our growth strategy may not succeed.

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If we were required to write down all or part of our goodwill or indefinite-lived trade names, our net income could be materially adversely affected.

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Our success is highly dependent on information and technology systems.

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Unauthorized disclosure of sensitive or confidential customer, employee, supplier, or Company information, whether through a breach of our computer systems, including cyber-attacks or otherwise, could severely harm our business.

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Failure to adequately protect intellectual property could adversely affect our business.

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Our success depends in part on our ability to operate without infringing or misappropriating the proprietary rights of others, and, if we are unable to do so, we may be liable for damages.

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Recent changes in United States patent laws may limit our ability to obtain, defend, and or enforce our patents.

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Regulations related to conflict minerals could adversely impact our business.

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Future changes in financial accounting standards may significantly change our reported results of operations.

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Future tax law changes and tax audits may materially increase our prospective income tax expense.

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We are subject to legal proceedings and legal compliance risks.

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Increases in the cost of employee health benefits could impact our financial results and cash flows.

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If we become subject to material liabilities under our self-insured programs, our financial results may be adversely affected.

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We occupy most of our locations under long-term non-cancelable leases. We may be unable to renew leases on favorable terms or at all. Also, if we close a location, we may remain obligated under the applicable lease.

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We have significant indebtedness that could affect operations and financial condition and prevent us from fulfilling our obligations under our indebtedness.

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Despite current indebtedness levels, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

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We rely on available borrowings under our asset-based revolving credit facility for cash to operate our business, and the availability of credit under such facility may be subject to significant fluctuation.

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The failure to meet certain financial covenants required by our credit agreements may materially and adversely affect assets, financial position, and cash flows.

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We are subject to fluctuations in interest rates.

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Restrictions imposed by our senior secured credit facilities and our other outstanding indebtedness may limit our ability to operate our business and to finance our future operations or capital needs or to engage in other business activities.

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We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

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Our ability to repay our debt is affected by the cash flow generated by our subsidiaries.

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Volatility and weakness in bank and capital markets may adversely affect credit availability and related financing costs for us.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
USE OF PROCEEDS
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.
DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated By-Laws (the “Bylaws”), which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.” The summary below is also qualified by reference to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”).
Authorized and Outstanding Capital Stock
Pursuant to our Certificate of Incorporation, our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of undesignated preferred stock, par value $0.0001 per share (the “Preferred Stock”).
As of July 5, 2022, there were 194,359,084 shares of common stock outstanding, held of record by approximately 33 holders, and no shares of preferred stock outstanding.
Under Delaware law, stockholders generally are not personally liable for a corporation’s acts or debts.
Common Stock
Voting Rights
Holders of common stock are entitled to cast one vote per share of common stock. Directors are elected by a plurality of the votes cast by the holders of common stock. Unless specified in the Certificate of Incorporation or Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, all other matters shall be determined by the vote of a majority of the votes cast. The board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. Holders of common stock will not be entitled to cumulate their votes in the election of directors. Except as may be provided with respect to any other outstanding class or series of the Company’s stock, the holders of shares of common stock possess the exclusive voting power.

Dividend Rights
Holders of common stock are entitled to share ratably (based on the number of shares of common stock held) if and when any dividend is declared by the board of directors out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding Preferred Stock or any class or series of stock having a preference over, or the right to participate with, the common stock with respect to the payment of dividends.
Liquidation, Dissolution and Winding Up
On the liquidation, dissolution, distribution of assets or winding up of the Company, each holder of common stock will be entitled, pro rata on a per share basis, to all assets of the Company of whatever kind available for distribution to the holders of common stock, after the payment of all of the Company’s known debts and other liabilities and subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of Preferred Stock of the Company then outstanding.
Rights and Preferences
All outstanding shares of common stock are validly issued, fully paid and non-assessable. Holders of common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that the Company may designate in the future.
Registration Rights
The Company has entered into agreements with certain holders of common stock that provides for certain registration rights, as further described in the Amended and Restated Registration Rights Agreement, dated July 14, 2021, and the form of Subscription Agreement, dated January 24, 2021, each of which the Company has previously filed with the SEC.
Stock Exchange Listing
The common stock is listed on Nasdaq under the symbol “HLMN.”
Preferred Stock
The Company’s board of directors has the authority, without action by the stockholders, to designate and issue shares of Preferred Stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of Preferred Stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of the Company’s assets, which rights may be greater than the rights of the holders of the common stock.
The purpose of authorizing the board of directors to issue Preferred Stock and determine the rights and preferences of any classes or series of Preferred Stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the Company’s outstanding voting stock. Additionally, the issuance of Preferred Stock may adversely affect the holders of common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the dividend or liquidation rights of the common stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of the common stock.

Exclusive Forum
The Certificate of Incorporation provides that, to the fullest extent permitted by law, unless the Company otherwise consents in writing, the Court of Chancery (the “Chancery Court”) of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder to bring: (i) any derivative claim or proceeding brought on behalf of the Company, (ii) any claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to the Company or its stockholders, (iii) any claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL, the Certificate of Incorporation, or the Bylaws, or (iv) any claim against the Company, its directors, officers or employees governed by the internal affairs doctrine. In addition, notwithstanding anything to the contrary in the foregoing, the federal district courts of the United States are the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. The exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act.
Anti-Takeover Effects of Provisions of the Certificate of Incorporation, the Bylaws and Delaware Law
Certain provisions of the Certificate of Incorporation, the Bylaws, and laws of the State of Delaware, where the Company is incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest; make it difficult for the Company’s existing stockholders to replace its board of directors, as well as for another party to obtain control of the Company by replacing its board of directors; and, because the Company’s board of directors has the power to retain and discharge its officers, could make it more difficult for existing stockholders or another party to effect a change in management. These provisions may also adversely affect prevailing market prices for the common stock.
Authorized but Unissued Shares
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the common stock remains listed on Nasdaq, require stockholder approval of certain issuances that may result in the issuance or sale of 20% or more of the then-outstanding voting power or then-outstanding number of shares of common stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and Preferred Stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.
Number and Removal of Directors
The Certificate of Incorporation and Bylaws allow the Company’s directors to establish the size of the board of directors and fill vacancies on the board of directors, including those created by an increase in the number of directors (subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances). The Certificate of Incorporation also provides that stockholders may only remove a director for cause and only by the affirmative vote of the holders of at least 66% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the board of directors and the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.
Limitations on Stockholder Action by Written Consent; Special Meetings of Stockholders
The Certificate of Incorporation and Bylaws provide that, subject to the terms of any series of Preferred Stock, (i) any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting, and (ii) that only the Company’s board of directors may call a special meeting of stockholders.
Business Combinations
Under Section 203 of the DGCL, a corporation will not be permitted to engage in a business combination with any interested stockholder for a period of three years following the time that such interested stockholder became an interested stockholder, unless:
(1)
prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2)
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3)
at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the corporation’s outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
While the Certificate of Incorporation includes a provision opting out of Section 203 of the DGCL, it includes a provision that is substantially similar to Section 203 of the DGCL, but excludes from the definition of “interested stockholder”: (A) the investment funds affiliated with CCMP Capital Advisors, LP and their respective successors, transferees and affiliates, and (B) any person whose ownership of shares in excess of the 15% threshold is the result of any action taken solely by the Company.
Classified Board of Directors and Cumulative Voting
The Certificate of Incorporation provides for the Company’s board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting. Because the Company’s stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding will be able to elect all of the directors then standing for election.

Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.
The Bylaws provide that the Company will indemnify and advance expenses to the Company’s directors and officers to the fullest extent authorized by the DGCL. The Company also is expressly authorized to carry directors’ and officers’ liability insurance. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, advancement and indemnification provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing lawsuits against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Corporate Opportunities
Under the Certificate of Incorporation, the Company has renounced any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunities that are from time to time available to each of CCMP Capital Advisors, LP and the investment funds affiliated with CCMP Capital Advisors, LP and their respective successors, Transferees, and Affiliates (each as defined in the Certificate of Incorporation) (other than the Company and its subsidiaries) and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any who serve as officers or directors of the Company.
Amending the Certificate of Incorporation and Bylaws
The Certificate of Incorporation provides that certain provisions of the Certificate of Incorporation, including those relating to the classification of the board of directors, amendment of the Bylaws, director indemnification, corporate opportunities, business combinations, and the inability of the stockholders to take action by written consent or call a special meeting, may only be altered, amended or repealed with the affirmative vote of the holders of at least 66% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors. The Certificate of Incorporation and Bylaws further provide that the Bylaws may be altered, amended or repealed by the board of directors without stockholder approval, to the extent permitted by law; provided, however, that the stockholders may adopt, amend, alter or repeal the Bylaws with the affirmative vote of the holders of at least 66% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.

SELLING SECURITYHOLDERS
This prospectus relates to the resale by the Selling Securityholders from time to time of up to 101,257,319 shares of common stock. We are registering the shares for resale pursuant to such stockholders’ registration rights under agreements between us and such stockholders.
The Selling Securityholders may from time to time offer and sell any or all of the common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the common stock other than through a public sale.
The following table is prepared based on information provided to us by the Selling Securityholders or that we obtained from SEC filings made by the Selling Securityholders, as well as information provided to us by our transfer agent. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act.
The following table sets forth the names of the Selling Securityholders, the aggregate number of shares of common stock beneficially owned, the aggregate number of shares of common stock that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of common stock beneficially owned by the Selling Securityholders after the sale of the securities offered hereby. We have based percentage ownership on 194,359,084 shares of common stock outstanding as of July 5, 2022.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such common stock. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
Information concerning the Selling Securityholders may change from time to time, and Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

Selling Securityholders
Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering	Percentage of Shares Beneficially Owned Prior to Offering	Total Number of Shares of Common Stock Offered	Shares of Common Stock Beneficially Owned After the Offered Shares are Sold	Percentage of Shares Beneficially Owned after Shares are Sold
21st Century Insurance Company(1)	40,600	*	40,600	—	—
Met Investors Series Trust – MetLife Small Cap Value Portfolio(2)	502,200	*	502,200	—	—
Minnesota Life Insurance Company – Special Small Cap Value Equity(3)	42,800	*	42,800	—	—
Quad/Graphics Diversified Plan(4)	17,600	*	17,600	—	—
Truck Insurance Exchange(5)	58,700	*	58,700	—	—
VALIC Company I – Small Cap Special Values Fund(6)	183,000	*	183,000	—	—
Wells Fargo Special Small Cap Value CIT(7)	32,200	*	32,200	—	—
Wells Fargo Special Small Cap Value Fund, as a series of Wells Fargo Funds Trust(8)	3,622,900	1.9%	3,622,900	—	—
Clal Pension and Provident Funds Ltd.(9)	1,736,000	*	1,736,000	—	—
Clal Insurance Company Ltd.(10)	1,264,000	*	1,264,000	—	—
Columbia Small Cap Growth Fund I(11)	3,460,000	1.8%	2,460,000	1,000,000	*
Columbia Variable Portfolio – Small Company Growth Fund(12)	540,000	*	540,000	—	—
Samlyn Onshore Fund, LP(13)	865,102	*	472,083	393,019	*
Samlyn Offshore Master Fund, Ltd.(14)	2,110,191	1.1%	1,184,348	925,843	*
Samlyn Net Neutral Master Fund, Ltd.(15)	2,364,033	1.2%	995,680	1,368,353	*
Samlyn Long Alpha Master Fund, Ltd.(16)	205,049	*	97,889	107,160	*
More Provident Funds Ltd.(17)	5,489	*	5,489	—	—
Jefferies Financial Group Inc.(18)	9,858,276	5.1%	9,858,276	—	—
Tilman J. Fertitta(19)	5,052,424	2.6%	5,052,424	—	—
CCMP Capital Investors III, L.P. and related investment funds(20)	59,605,000	30.7%	59,605,000	—	—
Oak Hill Capital Partners and related investment funds(21)	12,561,673	6.5%	12,561,673	—	—
Aaron P. Jagdfeld(22)	221,479	*	164,825	56,654	*
Douglas J. Cahill(23)	4,439,824	2.2%	88,299	4,351,525	2.2%
Gary Seeds(24)	556,389	*	235,700	320,689	*
Jon Michael Adinolfi(25)	695,206	*	353,220	341,986	*
Robert O. Kraft(26)	684,686	*	82,413	602,273	*

*
Less than one percent.

(1)
The address of 21st Century Insurance Company is c/o Wells Fargo Asset Management, 100 Heritage Reserve, Menomonee Falls, WI 53051.

(2)
The address of Met Investors Series Trust — MetLife Small Cap Value Portfolio is c/o Wells Fargo Asset Management, 100 Heritage Reserve, Menomonee Falls, WI 53051.

(3)
The address of Minnesota Life Insurance Company — Special Small Cap Value Equity is c/o Wells Fargo Asset Management, 100 Heritage Reserve, Menomonee Falls, WI 53051.

(4)
The address of Quad/Graphics Diversified Plan is c/o Wells Fargo Asset Management, 100 Heritage Reserve, Menomonee Falls, WI 53051.

(5)
The address of Truck Insurance Exchange is c/o Wells Fargo Asset Management, 100 Heritage Reserve, Menomonee Falls, WI 53051.

(6)
The address of VALIC Company I — Small Cap Special Values Fund is c/o Wells Fargo Asset Management, 100 Heritage Reserve, Menomonee Falls, WI 53051.

(7)
The address of Wells Fargo Special Small Cap Value CIT is c/o Wells Fargo Asset Management, 100 Heritage Reserve, Menomonee Falls, WI 53051.

(8)
The address of Wells Fargo Special Small Cap Value Fund, as a series of Wells Fargo Funds Trust is c/o Wells Fargo Asset Management, 100 Heritage Reserve, Menomonee Falls, WI 53051.

(9)
The address of Clal Pension and Provident Funds Ltd. is 36 Raoul Wallenberg, Tel Aviv, Israel.

(10)
The address of Clal Insurance Company Ltd. is 36 Raoul Wallenberg, Tel Aviv, Israel.

(11)
The address of Columbia Small Cap Growth Fund I is c/o Columbia Management Investment Advisers, LLC, 290 Congress Street, Boston, MA 02110. Columbia Management Investment Advisers, LLC (“CMIA”) is the investment adviser to Columbia Small Cap Growth Fund I. Ameriprise Financial, Inc. (“AFI”) is the parent holding company of CMIA. CMIA and AFI do not directly own any shares reported herein. As the investment adviser to Columbia Small Cap Growth Fund I, CMIA may be deemed to beneficially own the shares reported herein. As the parent holding company of CMIA, AFI may be deemed to beneficially own the shares reported herein. Each of CMIA and AFI disclaims beneficial ownership of any shares reported herein. The address for CMIA is 290 Congress Street, Boston, Massachusetts 02110. The address for AFI is 1099 Ameriprise Financial Center, Minneapolis, Minnesota 55474.

(12)
The address of Columbia Variable Portfolio — Small Company Growth Fund is c/o Columbia Management Investment Advisers, LLC, 290 Congress Street, Boston, MA 02110. CMIA is the investment adviser to Columbia Variable Portfolio — Small Company Growth Fund. AFI is the parent holding company of CMIA. CMIA and AFI do not directly own any shares reported herein. As the investment adviser to Columbia Variable Portfolio — Small Company Growth Fund, CMIA may be deemed to beneficially own the shares reported herein. As the parent holding company of CMIA, AFI may be deemed to beneficially own the shares reported herein. Each of CMIA and AFI disclaims beneficial ownership of any shares reported herein. The address for CMIA is 290 Congress Street, Boston, Massachusetts 02110. The address for AFI is 1099 Ameriprise Financial Center, Minneapolis, Minnesota 55474.

(13)
The address of Samlyn Onshore Fund, LP is c/o Samlyn Capital, LLC, 500 Park Avenue, New York, NY 10022. The reported securities are directly owned by Samlyn Onshore Fund, LP, and may be deemed to be indirectly beneficially owned by (i) Samlyn Capital, LLC (“Samlyn Capital”), as the investment manager of Samlyn Onshore Fund, LP, and (ii) Samlyn Partners, LLC (“Samlyn Partners”), as the general partner of Samlyn Onshore Fund, LP. The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the principal of Samlyn Capital and Managing Member of Samlyn Partners. Samlyn Capital, Samlyn Partners and Robert Pohly disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein.

(14)
The address of Samlyn Offshore Master Fund, Ltd. is c/o Samlyn Capital, LLC, 500 Park Avenue, New York, NY 10022. The reported securities are directly owned by Samlyn Offshore Master Fund, Ltd., and may be deemed to be indirectly beneficially owned by Samlyn Capital, as the investment manager of Samlyn Offshore Master Fund, Ltd. The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the principal of Samlyn Capital and Director of Samlyn Offshore Master Fund, Ltd. Samlyn Capital and Robert Pohly disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein.

(15)
The address of Samlyn Net Neutral Master Fund, Ltd. is c/o Samlyn Capital, LLC, 500 Park Avenue, New York, NY 10022. The reported securities are directly owned by Samlyn Net Neutral Master Fund, Ltd., and may be deemed to be indirectly beneficially owned by Samlyn Capital, as the investment manager of Samlyn Net Neutral Master Fund, Ltd. The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the principal of Samlyn Capital and Director of Samlyn Net Neutral Master Fund, Ltd. Samlyn Capital and Robert Pohly disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein.

(16)
The address of Samlyn Long Alpha Master Fund, Ltd. is c/o Samlyn Capital, LLC, 500 Park Avenue, New York, NY 10022. The reported securities are directly owned by Samlyn Long Alpha Master Fund, Ltd., and may be deemed to be indirectly beneficially owned by Samlyn Capital, as the investment manager of Samlyn Long Alpha Master Fund, Ltd. The reported securities may also be deemed to be indirectly beneficially owned by Robert Pohly as the principal of Samlyn Capital and Director of Samlyn Long Alpha Master Fund, Ltd. Samlyn Capital and Robert Pohly disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein.

(17)
The address of More Provident Funds Ltd. is 2 Ben Gurion Road, Ramat Gan, Israel. The natural controlling person is Ori Keren.

(18)
Jefferies Financial Group Inc. is a widely held public company and was a sponsor of Landcadia. The address of Jefferies Financial Group Inc. is 520 Madison Avenue, New York, New York 10022. Ms. Teresa Gendron, a director of the Company, is the Vice President and Chief Financial Officer of Jefferies Financial Group Inc. Ms. Gendron serves on the board of the Company in her individual capacity and not as an agent or representative of Jefferies Financial Group Inc. or its subsidiaries. Ms. Gendron does not serve on the board of the Company to protect or promote the interests of Jefferies Financial Group Inc. or its subsidiaries (except insofar as Ms. Gendron is seeking to enhance the Company’s business activities for the benefit of all stockholders collectively). Ms. Gendron disclaims beneficial ownership of the reported securities.

(19)
The address of Tilman J. Fertitta is 1510 West Loop South, Houston, TX 77027. Tilman J. Fertitta is the former Co-Chairman and Chief Executive Officer of Landcadia and owns and controls TJF, LLC, a sponsor of Landcadia.

(20)
Includes 43,169,993 shares held by CCMP Capital Investors III, L.P. (“CCMP III”), 2,589,858 shares held by CCMP Capital Investors (Employee) III, L.P. (“CCMP III Employee”) and 13,845,149 shares held by CCMP Co-Invest III A, L.P. (“CCMP Co-Invest”, and collectively with CCMP III and CCMP III Employee, the “CCMP Investors”). The general partner of each of CCMP III and CCMP III Employee is CCMP Capital Associates III, L.P. (“CCMP Capital Associates”). The general partner of CCMP Co-Invest is CCMP Co-Invest III A GP, LLC (“CCMP Co-Invest GP”). The general partner of CCMP Capital Associates is CCMP Capital Associates III GP, LLC (“CCMP Capital Associates GP”). CCMP Capital Associates GP is wholly owned by CCMP Capital, LP. CCMP Capital, LP, is also the sole member of CCMP Co-Invest GP. The general partner of CCMP Capital, LP is CCMP Capital GP, LLC (“CCMP Capital GP”). CCMP Capital GP ultimately exercises voting and investment power over the shares held by the CCMP Investors. As a result, CCMP Capital GP may be deemed to share beneficial ownership with respect to the shares held by the CCMP Investors. The investment committee of CCMP Capital GP includes Messrs. Joseph M. Scharfenberger, Jr. and Richard F. Zannino, each of whom serves as a director of the Company. Each of the CCMP entities has an address of c/o CCMP Capital Advisors, LP, 200 Park Avenue, 17th Floor, New York, New York 10166.

(21)
Oak Hill Capital Partners (“Oak Hill”) represents an aggregation of 11,840,282 shares held by Oak Hill Capital Partners III, L.P., 388,863 shares held by Oak Hill Capital Management Partners III, L.P. and 332,528 shares held by OHCP III HC RO, L.P (collectively, the “Oak Hill Investors”). The general partner of each of the Oak Hill Investors is OHCP GenPar III, L.P. (“Oak Hill GP”). The general partner of Oak Hill GP is OHCP MGP Partners III, L.P. (“Oak Hill Capital GP”). The general partner of Oak Hill Capital GP is OHCP MGP III, Ltd. (“Oak Hill Capital UGP”). Tyler Wolfram, Brian Cherry and Steven Puccinelli serve as the directors of Oak Hill Capital UGP and may be deemed to exercise voting and investment control over the shares held by the Oak Hill Investors. The address of Oak Hill is c/o Oak Hill Capital Management, LLC, 65 East 55th Street, 32nd Floor, New York, New York 10022.

(22)
The business address of Aaron P. Jagdfeld, a director of the Company, is 10590 Hamilton Avenue, Cincinnati, OH 45231. Shares of common stock beneficially owned includes shares of common stock that may be acquired within 60 days of July 5, 2022 pursuant to the exercise of 49,447 stock options granted under our equity plans.

(23)
The business address of Douglas J. Cahill, Chairman, President and Chief Executive Officer of the Company, is 10590 Hamilton Avenue, Cincinnati, OH 45231. Shares of common stock beneficially owned includes shares of common stock that may be acquired within 60 days of July 5, 2022 pursuant to the exercise of 4,256,739 stock options granted under our equity plans.

(24)
The business address of Gary Seeds, Executive Vice President, Sales & Field Service of The Hillman Companies, Inc. and The Hillman Group, Inc., is 10590 Hamilton Avenue, Cincinnati, OH 45231. Shares of common stock beneficially owned includes shares of common stock that may be acquired within 60 days of July 5, 2022 pursuant to the exercise of 320,689 stock options granted under our equity plans.

(25)
The business address of Jon Michael Adinolfi, Divisional President, Hillman US, of the Company, is

10590 Hamilton Avenue, Cincinnati, OH 45231. Shares of common stock beneficially owned includes shares of common stock that may be acquired within 60 days of July 5, 2022 pursuant to the exercise of 294,156 stock options granted under our equity plans.
(26)
The business address of Robert O. Kraft, Chief Financial Officer and Treasurer of the Company, is 10590 Hamilton Avenue, Cincinnati, OH 45231. Shares of common stock beneficially owned includes shares of common stock that may be acquired within 60 days of July 5, 2022 pursuant to the exercise of 554,773 stock options granted under our equity plans.

PLAN OF DISTRIBUTION
We are registering the offer and sale, from time to time, by the Selling Securityholders of up to 101,257,319 shares of common stock. We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.
The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless otherwise set forth in such prospectus supplement, the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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an over-the-counter distribution in accordance with Nasdaq rules;

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through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

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through one or more underwritten offerings on a firm commitment or best efforts basis;

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settlement of short sales entered into after the date of this prospectus;

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agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

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in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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through a combination of any of the above methods of sale; or

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any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.
With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
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the specific securities to be offered and sold;

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the names of the selling securityholders;

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the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

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settlement of short sales entered into after the date of this prospectus;

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the names of any participating agents, broker-dealers or underwriters; and

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any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions the Selling Securityholders pay for solicitation of these contracts.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.
We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS
The validity of the shares of common stock offered hereby has been passed upon for us by Thompson Hine LLP.
EXPERTS
The consolidated financial statements of Hillman Solutions Corp., Inc. as of December 25, 2021 and December 26, 2020, and for each of the years in the three-year period ended December 25, 2021, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

22,455,000 Shares
HILLMAN SOLUTIONS CORP.
Common Stock

Prospectus Supplement

Jefferies
           , 2023